UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              November 15, 2006

                              COMMAND CENTER, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Washington                     333-60326                91-2079472
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho                          83854
--------------------------------------------------------------------------------
Address of principal executive offices                            Zip Code

Registrant's telephone number, including area code: 208-773-7450

--------------------------------------------------------------------------------
         (Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We have determined that our accounting for a business combination that occurred on November 9, 2005 was incorrect. The date we made our determination, the reason for the determination, and our plan to remedy the errors is set forth below.

On November 14, 2006, representatives from the Company's financial management and our independent auditors held a conference call with the Securities and Exchange Commission's Office of the Chief Accountant ("OCA") and Division of Corporation Finance. During the call, we addressed certain issues regarding the financial statement presentation of business acquisitions that occurred on November 9, 2005. Following the call, we evaluated the information presented, reviewed additional accounting literature and on November 15, 2006, we concluded that our financial statements contained in the Form 10-KSB for the year ended December 31, 2005, and our interim financial statements contained in the Form 10-QSB's for the periods ended March 31, 2006 and June 30, 2006, were materially misstated. We also concluded that the audit report for the year ended December 31, 2005 should not be relied on because of the error.

In the Company's Form 10-KSB for the year ended December 31, 2005, the Company presented comparative statements of operations and cash flows for 2004 reflecting operations of the predecessor public company Temporary Financial Services, Inc. ("TFS"). In addition, the statement of operations and cash flows for 2005 included a full year of operations of TFS combined with the operations of the acquired companies, Command Staffing LLC ("Command Staffing") and Harborview Software, Inc. ("Harborview") from November 9, 2005 through December 31, 2005. November 9, 2005 was the date on which the acquisitions of Command Staffing and Harborview were closed. The OCA has now indicated that Command Staffing should have been disclosed as the accounting acquirer, and its historic
(2004) financial statements presented instead those of TFS. Since Command Staffing is determined the accounting acquirer, the combined statements of operations and cash flows of Command Staffing for the year ended December 31, 2005 along with TFS and Harborview from November 9, 2005 through December 31, 2005, should have been presented.

The OCA also advised us that the acquisition of the portion of Harborview not owned by Glenn Welstad, the President of Command Center, Inc., must be "stepped up" using the purchase accounting method as of November 9, 2005, the date of acquisition. This adjustment results in an increase to goodwill and paid-in-capital of $1,543,572.

The audit committee has discussed the matters giving rise to the restatements with our independent registered auditors. We plan to restate the financial statements included in our previously filed Form 10KSB for the year ended December 31, 2005 and in the Form 10-QSBs for the periods ended March 31, 2006 and June 30, 2006. Our auditors have agreed to perform the additional audit procedures that will be necessary for them to re-issue their audit opinion on our financial statements. We will also revise certain pro forma financial information included in Form 8-K filings for events occurring on November 9, 2005 and May 12, 2006, to correspond with our restated financial presentation.

The affect of the restatement on the Company's total assets at December 31, 2005 and statements operations for the years ended December 31, 2005 and 2004, is expected to be as follows:

---------------------------------------------------------------------------------------------------
                                                          As originally stated        As restated
---------------------------------------------------------------------------------------------------
Total assets at December 31, 2005                               $2,601,286             $4,144,858
---------------------------------------------------------------------------------------------------
Net Income (loss) for the year ended December 31, 2005          $(200,122)              $354,758
---------------------------------------------------------------------------------------------------
Net Income (loss) for the year ended December 31, 2004        $123,867 (TFS)        $(137,663) (CS)
---------------------------------------------------------------------------------------------------

The amount of total assets as restated will carry forward to future periods and will be reflected in the Forms 10-QSB for the periods ended March 31, 2006 and June 30, 2006. There will be no change to the statements of operations or the statements of cash flows for the quarters ended March 31, 2006 and June 30, 2006.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.                                           November 20, 2006

/s/ Brad E. Herr
-----------------------
Brad E. Herr, Secretary